                                                                   Exhibit 99.A2




                          THE PAINEWEBBER EQUITY TRUST,
                               ABCs TRUST SERIES 3

                          TRUST INDENTURE AND AGREEMENT


                           Dated as of August 24, 1999


                                  Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998


                                     Between

                            PAINEWEBBER INCORPORATED,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT, dated as of August 24, 1999, between PaineWebber Incorporated, as Depositor, and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                     W I T N E S S E T H   T H A T :

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

                  WHEREAS, the parties now desire to create the third ABCs Trust of the aforesaid series.

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though such provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, ABCs Trust Series 3".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

                           (2) The initial fractional undivided interest
represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                           (3)  The Securities deposited into the Trust on the
Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean December 10, 1999 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  "Record Date" shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing December 25, 1999, and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 1999 with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate market value of the Securities initially deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.


                  E. The Mandatory Termination Date shall be September 29, 2000. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be September 9, 2000.


                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.05 per Unit outstanding.

                  I. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

                  J. The Trust hereby elects to make available a Reinvestment Plan for this Series.

                  K. Units of this Trust shall not be held in certificated form.

                  L. An annual report for this Trust shall be provided to Unitholders for calendar year 1999.

                  M. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  N. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, set forth in the Prospectus.

                  O. The Exchange Notification Date shall be August 28, 2000.

                  P. The Special Redemption Date shall be August 29, 2000.

                  Q. The Special Liquidation Period shall be August 29, 2000.

                  R. For purposes of this Trust, the Trustee shall act as Distribution Agent.


                  S. The Sponsor's Initial Costs are estimated to be $.006 per Unit.


                  T. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  U. The Trustee address for notices under Section 10.06 is:

                                    Hancock Towers
                                    200 Clarendon Street
                                    Boston, MA 02116

                  V. The Trust shall be designated as an Exchange Series pursuant to Section 5.03.

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                    PAINEWEBBER INCORPORATED
                                      as Depositor and Sponsor



SEAL                                By
                                       ---------------------------------------
                                        Senior Vice President



Attest:


--------------------------
         Secretary

STATE OF NEW YORK     )
                      :ss.:
COUNTY OF NEW YORK    )


                  On this 24th day of August, 1999 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





                                        -------------------------------
                                                 Notary Public

                          SCHEDULE A TO TRUST INDENTURE


                         THE PAINEWEBBER EQUITY TRUST
                              ABCS TRUST SERIES 3

                            SCHEDULE OF INVESTMENTS

                 AS OF INITIAL DATE OF DEPOSIT, AUGUST 24, 1999


COMMON STOCKS (1)





        PRIMARY INDUSTRY SOURCE AND            NUMBER OF     COST OF SECURITIES
               NAME OF ISSUER                    SHARES        TO TRUST(2)(3)
-------------------------------------------   -----------   -------------------
Airlines (3.23%)
 Continental Airlines, Inc.*--Class B              800         $  31,950.00
Biotechnology (3.21%)
 Amgen Inc.*                                       380            31,801.25
Broadcast Services (3.26%)
 Clear Channel Communications, Inc.*               460            32,286.25
Cable TV (3.22%)
 Comcast Corporation*                              910            31,850.00
Computers--Hardware/Software (3.22%)
 Electronic Data Systems Corporation               550            31,865.63
Containers--Paper/Plastic (3.22%)
 Smurfit-Stone Container Corporation*            1,270            31,829.36
Cosmetics & Toiletries (3.23%)
 The Gillette Company                              700            31,981.25
Diversified Manufacture Operations (3.22%)
 Illinois Tool Works Inc.                          400            31,925.00
Electric (3.25%)
 Texas Utilities Company                           780            32,126.25
Electronics/Semi-Conductor (3.18%)
 Intel Corporation                                 380            31,516.25
Financial Institutions/Banks (6.44%)
 Freddie Mac                                       590            31,860.00
 The Bank of New York Company, Inc.                830            31,851.25
Food--Miscellaneous/Diversified (3.29%)
 General Mills, Inc.                               390            32,589.38
Insurance--Multi-Line (6.38%)
 CIGNA Corporation                                 340            31,301.25
 The Allstate Corporation                          890            31,928.75
Internet Software (6.38%)
 America Online, Inc.*                             320            31,426.00
 Exodus Communications, Inc.*                      390            31,809.38
Medical Instruments & Devices (3.27%)
 Boston Scientific Corporation*                    900            32,400.00
Multimedia (3.21%)
 Time Warner Inc.                                  480            31,770.00
Non-Hazardous Waste Disposal (3.25%)
 Republic Services, Inc.*                        1,780            32,151.25
Office Automation & Equipment (3.24%)
 Xerox Corporation                                 650            32,093.75
Oil/Gas (12.93%)
 Anadarko Petroleum Corporation                    890            32,040.00
 Sunoco, Inc.                                      940            31,783.75
 The Coastal Corporation                           720            32,040.00
 Unocal Corporation                                760            32,110.00

                         THE PAINEWEBBER EQUITY TRUST
                              ABCS TRUST SERIES 3

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                 AS OF INITIAL DATE OF DEPOSIT, AUGUST 24, 1999

COMMON STOCKS (1)



   PRIMARY INDUSTRY SOURCE AND       NUMBER OF     COST OF SECURITIES
          NAME OF ISSUER               SHARES        TO TRUST(2)(3)
---------------------------------   -----------   -------------------
Paint & Related Products (3.22%)
 The Sherwin-Williams Company          1,210         $  31,913.75
Pharmaceutical (3.24%)
 Pfizer Inc.                             830            32,058.75
Retail--Apparel/Shoe (3.24%)
 Nordstrom, Inc.                       1,010            32,067.50
Retail--Office Supplies (3.26%)
 Staples, Inc.*                        1,240            32,240.00
Telecommunications (6.41%)
 Lucent Technologies Inc.                490            31,972.50
 MCI WorldCom, Inc.*                     410            31,467.50
                                                     ------------
  TOTAL INVESTMENTS                                  $ 990,006.00
                                                     ============


----------
(1)   All Stocks are represented entirely by contracts to purchase such Stocks.

(2) Valuation of the Securities by the Trustee was made as described in "Valuation" in Part B of this Prospectus as of the close of business on the business day prior to the Initial Date of Deposit.

(3)   The loss to the Sponsor on the Initial Date of Deposit is $114.

 *  Non-income producing security.